EXHIBIT 10.9

AMENDMENT NO. 1

TO THE

CROWN CORK & SEAL COMPANY, INC.

SENIOR EXECUTIVE RETIREMENT PLAN

(As amended and restated effective January 1, 2000)

        This is Amendment No. 1 (the “Amendment”), effective as of July 22, 2004, to the Crown Cork & Seal Company, Inc. Senior Executive Retirement Plan (the “Plan”), which was amended and restated effective January 1, 2000.

BACKGROUND

        WHEREAS, Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the “Subsidiary”) sponsors the Crown Cork & Seal Company, Inc. Senior Executive Retirement Plan (the “Plan”);

        WHEREAS, pursuant to a corporate reorganization effective February 25, 2003, the Subsidiary became a wholly-owned subsidiary of Crown Holdings, Inc., a Pennsylvania corporation (the “Company”);

        WHEREAS, the Company and the Subsidiary have entered into an Assumption Agreement, dated as of July 22, 2004 under which the Subsidiary agreed to transfer sponsorship of the Plan together with its responsibilities and obligations under any Plan agreement to the Company and the Company agreed to accept sponsorship of the Plan together with all the responsibilities and obligations under any Plan agreement;

        WHEREAS, the Company and the Subsidiary have agreed to rename the Plan to reflect this transfer of sponsorship;

        NOW, THEREFORE, the Plan is hereby amended as follows:

TERMS

        1. The title of the Crown Cork & Seal Company, Inc. Senior Executive Retirement Plan is hereby changed to the Crown Senior Executive Retirement Plan.

        2. All references in the Plan to the “Company” shall mean Crown Holdings, Inc., a Pennsylvania corporation.

CROWN HOLDINGS, INC.

John W. Conway
Chairman of the Board, President
and Chief Executive Officer

CROWN CORK & SEAL COMPANY, INC.

William T. Gallagher
Vice President and General Counsel